4Q16 Financial and operating results for the period ended December 31, 2016 February 8, 2017 Unless otherwise specified, comparisons in this presentation are between 4Q16 and 4Q15. Exhibit 99.1

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 7, 2017, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before the loss on reinsurance transaction, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 4

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 5 2016 Year in Review  Continued to grow and diversify the franchise − Majority of growth metrics up year-over-year  Solid financial results − Meaningful increases in net income and EPS − Book value per diluted share up 10% from year-end 2015  Continued financial strength and ability to generate strong cash flow − Capital metrics remained strong throughout 2016; returned $258 million to shareholders − Recaptured closed block LTC; demonstrated balance sheet strength and resiliency  Completed year-end actuarial assumption review − Aggregate margins remain strong − Bankers LTC margins increased  Strategic investment in Tennenbaum Capital Partners  Executed on multiple strategic initiatives aimed to better position the enterprise for continued future growth − Launched Bankers Life Broker/Dealer and Registered Investment Advisor

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 6 4Q15 1Q16 2Q16 3Q16 4Q16 $290.6 $294.5 $270.4 $304.8 $342.1 $363.9 $366.2 $357.8 $361.1 $369.5 4Q15 $654.5 1Q16 $660.7 2Q16 $628.2 3Q16 $665.9 4Q16 $711.6 First Year Premium Renewal Premium 4Q15 $69.1 1Q16 $60.3 2Q16 $58.5 3Q16 $57.2 4Q16 $65.0 4Q16 Sales and Distribution Results Bankers Life * Third party sales are excluded from NAP in all periods. ** Includes Medicare Advantage, Medicare supplement, PDP, Dental/Vision and ACA products (prior periods have been restated to include ACA product sales). ($ millions) Collected Premiums Third party policies sold** 20,711 3,703 3,148 3,404 21,625 Trailing 4-quarters third party fee income, net $17.6 $17.9 $18.2 $18.4 $18.6  First year collected premiums up 18% ‒ Driven by annuities growth of 26%  Total collected premiums up 9%  NAP down 6% ‒ Driven by lower life and Medicare supplement, partially offset by higher annuities  Agent metrics ‒ New agent recruiting down 12% versus prior year but up 3% for the full year ‒ Average producing agents down 5% ‒ Full year agent productivity up 1%  Trailing four-quarters third party fee income up 6% New Annualized Premium *

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 7 $20.0 $20.1 $19.8 $19.0 $19.3 $125.7 $129.0 $130.3 $129.8 $131.0 $17.9 $16.4 $15.1 $14.6 $14.9 4Q15 $163.6 1Q16 $165.5 2Q16 $165.2 3Q16 $163.4 4Q16 $165.2 First Year Premium Renewal Premium Medicare Supplement Run-off Premium 4Q15 $26.3 1Q16 $23.4 2Q16 $24.2 3Q16 $24.6 4Q16 $27.0 Washington National 4Q16 Sales and Distribution Results ($ millions)  First year collected premiums down 4% – Reflects lower level of sales over the past several quarters  Total collected premiums up 1% ‒ Supplemental health total collected premiums up 3%  NAP increased 3% ‒ Worksite sales up 5% ‒ Individual sales up 2%  Growth in PMA agent force ‒ New agent recruiting up 7% ‒ Average producing agents up 8% Collected Premiums New Annualized Premium

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 8 $12.9 $14.0 $13.8 $13.8 $13.2 $53.1 $56.1 $55.8 $56.9 $56.6 4Q15 $66.0 1Q16 $70.1 2Q16 $69.6 3Q16 $70.7 4Q16 $69.8 First Year Premium Renewal Premium 4Q16 Sales and Distribution Results Colonial Penn ($ millions) Collected Premiums 4Q15 $15.6 1Q16 $24.1 2Q16 $19.2 3Q16 $18.4 4Q16 $14.7 New Annualized Premium  First year collected premiums up 2% ‒ Reflects higher level of sales over past several quarters ‒ Full year up 6%  Total collected premiums up 6% ‒ Reflects continued growth of in-force ‒ Full year up 7%  NAP down 6% ‒ 4Q16 results impacted by election season ‒ Full year up 3% due to continued sales diversification in direct mail and web/digital

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 9 4Q16 Consolidated Earnings Highlights ($ millions, except per share data) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 4Q16 Financial Results Net Operating Income* $97.0 $84.9 Net Operating Income Excl. Significant Items* $71.3 $60.8 Weighted Average Shares Outstanding 188.0 175.2 Financial Highlights  Net income per diluted share of $1.34 reflects $119 million gain related to previously disclosed IRS tax settlement  Net operating income per diluted share* of $0.49 reflects: ‒ $41 million of pretax adjustments (or $0.15 of EPS) related to year-end assumption reviews ‒ ($6) million of pretax adjustments (or ($0.02) of EPS) related to higher corporate segment expenses  Net operating income per diluted share of $0.35 excluding significant items, down from 4Q15 due largely to favorable Corporate segment results in the prior year  Operating ROE* of 8.7% $0.52 $0.49 $0.38 $0.35 Net Operating Income Per Share* Net Operating Income Per Share Excluding Significant Items* 4Q15 4Q16

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 10 4Q16 Capital & Liquidity Highlights  Independent audit of recaptured reinsurance assets complete  Estimated consolidated risk-based capital of 459%, up 10 points versus prior year  Leverage* of 19.1%  Book value per diluted share* increased to $22.02 from $20.05 at December 31, 2015  Holding company cash and investments of $264 million, up $75 million from September 30, 2016 ‒ Expect to begin paying meaningful cash taxes in 1Q17 ‒ Anticipate free cash flow generation of ~$75 million per quarter in 2017 ‒ In position to resume share repurchases in 1Q17; expect to repurchase $200 to $275 million in 2017, absent compelling alternatives Strength in Key Capital Measures and Cash Flow Generation *A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 11 $(4.9) $(5.1) $(7.0) $(4.4) $(17.5) $6.7 $(6.8) $3.0 $0.9 $7.1 $89.1 $69.9 $88.8 $82.9 $90.7 $31.3 $26.3 $21.5 $25.2 $29.9 4Q15 1Q16 2Q16 3Q16 4Q16 Corporate CP LTC in run-off BL WN $(1.3) ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 4Q16 Earnings Segment Adjusted EBIT Excluding Significant Items* $104.6 $122.2 $84.3 $106.3  Bankers Life results reflect favorable Med supp and LTC margins, partially offset by higher expenses  Washington National reflects higher expenses partially offset by favorable supplemental health margins  Colonial Penn results in-line with seasonal expectations, expect 2017 EBIT of $5-15 million  LTC in run-off results in-line with expectations  Corporate results reflect unfavorable investment income and expenses $108.9

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 12 $138 $139 $141 $141 $144 57.5% 57.7% 61.6% 59.8% 57.0% 4Q15 1Q16 2Q16 3Q16 4Q16 Earned Premium Reported Benefit Ratio Adjusted Benefit Ratio** ($ millions) * Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. ** Adjusted benefit ratio; long-term care IABR* excluding impact of policyholder actions following rate increases Health Margins 4Q16 Highlights & Outlook Washington National Supplemental Health IABR* Bankers Life Long-term Care IABR* Bankers Life Medicare Supplement $192 $193 $194 $194 $193 70.8% 71.1% 73.0% 72.5% 71.2% 4Q15 1Q16 2Q16 3Q16 4Q16 $119 $118 $118 $117 $118 79.6% 75.3% 77.9% 77.7% 76.0% 85.5% 82.4% 82.1% 82.6% 78.4% 4Q15 1Q16 2Q16 3Q16 4Q16  Medicare supplement benefit ratio of 71.2% reflects lower incurred claims and is in-line with expectations  2017 Outlook: Benefit ratio of 71-74%  Supplemental health IABR* of 57.0% reflects favorable claims and persistency  2017 Outlook: IABR* of 58-61%  Adjusted IABR* of 78.4%, excluding shock lapse impacts, reflects favorable incurred claims  Expect rate increase impacts in 2017 to be less than 2016  2017 Outlook: IABR* of 77-82%

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 13 $48.5 $93.1 $8.7 $13.2 $20.3 $18.3 $10.0 $13.6 $1.2 $7.5 Investment Results ($ millions) Earned Yield*: 5.72% 5.47% 5.52% 5.59% 5.58% New Money Rate: 5.17% 4.90% 5.50% 5.29% 5.02% Average Invested Assets and Cash Realized Gains, Losses and Impairments Pre-Pay / Call / Make- whole Income: $10.3 $6.3 $1.8 $5.4 $5.3 Gross Realized Gains Gross Realized Losses Impairments 4Q16 4Q15 1Q16 $66.8 2Q16 $51.0 $22,219 $22,323 $22,640 $22,875 $23,736 $303.2 $291.0 $295.8 $301.7 $315.6 4Q15 1Q16 2Q16 3Q16 4Q16 Net Investment Income 3Q16 $102.2 $103.1 Alternative Investment Income: ($0.5) ($3.7) $4.6 $4.7 $6.7 $22.3 $34.9 $26.0 $14.4 * Earned Yield excludes FHLB.  Portfolio turnover remains low in light of market reinvestment yields  Continued favorable credit performance (low impairments) $12.8  New money rate results benefited from higher interest rates, but partially offset by tighter credit spreads  Average invested assets and net investment income reflect closed block LTC recapture  Alternatives benefitting from ongoing rebalancing (reduced hedge funds, increased credit and real asset allocation) $27.8

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 14 Bankers LTC - Testing Margin & Sensitivities Key Variable Sensitivity Test* LRT Margin Impact Lapse Rate +/- 10% +/- $65mm Morbidity +/- 1% -/+ $60mm Mortality +/- 1% +/- $25mm Ultimate New Money Rate +/- 50 bps +/- $50mm $3.4 billion Active Life Reserves Limited benefit structure reduces volatility and overall tail risk Testing Results Experience Assumptions New Money Rates Additional Actuarial Reserves ($ millions) GAAP STAT  Margin of $320mm, up from $180mm  Run-on/Run-off: +$55mm, including impact of recent rate increases  Net experience related: +$26mm  Earned rates: +$44mm  Updated review of persistency and claim costs had minor impact to margins  No morbidity or mortality improvements assumed  No shock lapses or new rounds of rate increases assumed  Reflects year-end market valuations and expectations  No change to ultimate rate  Higher near term earned rates due to duration matching and larger alternative investment allocation 1-4 years 59% >4-10 years 18% Lifetime 10% <= 1 year 13% $120 $158 $191 $56 $115 $189 2014 2015 2016 2014 2015 2016 *Represents a one-time permanent shift As % of Reserves

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 15 Bankers LTC - Testing Margins  $320 million of aggregate margin, however, the block has multiple product and issue year cohorts  Four distinct product coverage categories: − Nursing Home − Comprehensive − Home Health Care − Short Term Care  Three issue year categories: − Policies issued prior to 2003 − Policies issued between 2003 and 2007 − Policies issued after 2007 Margins are strongest in more recent issue years and primarily negative for policies issued prior to 2003

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 16 LTC in Run-off – Testing Margin & Sensitivities Key Variable Sensitivity Test* LRT Margin Impact** Lapse Rate +/- 10% +/- $5mm Morbidity +/- 1% -/+ $7mm Mortality +/- 1% +/- $3mm Ultimate New Money Rate +/- 50 bps +/- $9mm $0.4 billion Active Life Reserves Varied benefit structure Testing Results Experience Assumptions New Money Rates  Block is in loss recognition and has zero testing margin  Recorded $2.6mm pre-tax charge in 4Q16 related to experience and earned rate assumption updates  Future negative assumption changes result in income statement charges  Detailed persistency and claim cost reviews resulted in minor impacts to margins  No morbidity or mortality improvements assumed  No rate increases assumed  Reflects year-end market valuations and expectations for asset redeployment  No change to ultimate rate 1-4 years 52% >4-10 years 8% Lifetime 37% <= 1 year 3% * Represents a one-time permanent shift **Net negative margin impact would result in a charge due to loss recognition status As % of Reserves

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 17 Go Forward Priorities & Opportunities  Continue franchise growth and diversification − New products and services − Enhanced customer experience − Refine and leverage data  Reduce relative LTC exposure We are uniquely positioned to meet the needs of the underserved middle-income market

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 18 Questions and Answers

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 19 Appendix

CNO Financial Group | Fourth Quarter 2016 Earnings | February 9, 2017 20 2016 GAAP Loss Recognition Testing Results • Margins increased by approximately $200 million to $4.0 billion primarily driven by new business • Testing margins steady at 22% of net GAAP liabilities • Earned rate assumption impact was modest • No changes to ultimate new money rate, adjusted pace of recovery Aggregate GAAP margins

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 21 CNO Earnings Seasonality  Medicare supplement amortization elevated in 1st quarter due to roll-off of policyholders as a result of open enrollment  Higher marketing spend in 1st & 3rd quarters  Mortality tends to be more severe in 1st quarter of the calendar year

Producing Agent Counts

	Bankers Life (1)					Washington National (2)				
	1st Yr	2nd Yr	3rd Yr +	Total	Qtr Avg (3)	1st Yr	2nd Yr	3rd Yr +	Total	Qtr Avg (3)
12/31/2016	1,859	495	1,913	4,267	4,323	479	134	369	982	974
9/30/2016	1,953	521	1,863	4,337	4,436	458	144	372	974	953
6/30/2016	2,196	588	1,854	4,638	4,608	425	130	377	932	928
3/31/2016	2,182	626	1,895	4,703	4,548	418	117	372	907	904
12/31/2015	2,051	584	1,927	4,562	4,565	410	127	367	904	899
9/30/2015	2,077	601	1,871	4,549	4,693	411	115	365	891	892
6/30/2015	2,484	606	1,891	4,981	4,939	423	132	346	901	882
3/31/2015	2,468	657	1,894	5,019	4,850	344	127	340	811	830
12/31/2014	2,258	664	1,868	4,790	4,842	365	128	337	830	831
12/31/2013	2,557	693	1,718	4,968	5,046	335	112	296	743	756
12/31/2012	2,429	662	1,600	4,691	4,850	298	108	269	675	687
12/31/2011	2,461	600	1,587	4,648	4,702					
12/31/2010	2,199	668	1,486	4,353	4,391					
12/31/2009	2,564	662	1,513	4,739	4,742					
12/31/2008	2,489	651	1,324	4,464	4,417					
12/31/2007	2,198	554	1,231	3,983	4,034					

(1) Defined as the number of agents that have sold at least one policy in the period
(2) Defined as active PMA appointed agents with $1,000 or more of New Annualized Premium in the prior 12 months
(3) Agent counts at the end of each month used to calculate the average for the quarter

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017
22

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 23 4Q16 Holding Company Liquidity ($ millions) 4Q16 2016 Cash and Investments Balance - Beginning $189.3 $382.2 Sources Net Dividends from Insurance Subsidiaries 98.5 74.3 Dividends from Non-insurance Subsidiaries 5.5 16.5 Interest/Earnings on Corporate Investments 2.7 34.1 Surplus Debenture Interest 19.5 55.9 Service and Investment Fees, Net 16.4 78.6 Other 1.6 7.9 Total Sources 144.2 267.3 Uses Interest 21.1 43.5 Share Repurchases - 206.7 * Common Stock Dividend 13.9 54.8 Holding Company Expenses and Other 34.8 75.0 Total Uses 69.8 380.0 Non-cash changes in investment balances (0.1) (5.9) Unrestricted Cash and Investments Balance -12/31/2016 $263.6 $263.6 * Includes $3.7 million of purchases from 4Q 2015 that settled in 1Q 2016.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 24 Bankers LTC – Key Points of Differentiation  Sold primarily to middle-income individuals at/near retirement ‒ Results in higher average issue age (~67) and higher average attained age (~77) ‒ Assets and liabilities matched ‒ Lower average benefit periods; 87% of policies with benefit period of four years or less and only 4% of policies with lifetime benefits ‒ Continue to offer solutions to address critical need ‒ Over 90% of current sales have benefit periods of two years or less ‒ Coinsurance on new business since 2008; independent review of underwriting and claim practices ‒ Products periodically re-priced to reflect current key assumptions (interest rates, claim trends, etc) ‒ New sales are ~1% of CNO first year collected premiums  Proactive in-force management − Largely completed five rounds of actuarially justified rate increases since 2006 − Piloting and implementing initiatives to bend the claim cost curve − Comprehensive claim and persistency studies conducted (and reviewed by third party) in 2014 and 2015 − Solid track record; claim reserves have been net redundant over the past several years

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 25 Non- Life(1) $883 Loss Carryforwards Valuation Allowance Tax Asset Summary ($ millions) Loss Carryforwards at Year-end Details v  Life NOLs fully utilized at end of 2016 – cash flows will be reduced by about $15 million beginning 1Q17  Previously disclosed tax settlement resulted in a 4Q16 gain of $119 million and fully offset life income in 3Q16 & 4Q16 and the tax gain on the closed block LTC reinsurance recapture  Total estimated economic value of NOLs of $425 million @ 10% discount rate 1 Excludes $12 million related to state operating loss carryforwards. 2 Excludes $10 million related to state operating loss carryforwards. Non-Life(2) $230

4Q15 Significant Items

The table below summarizes the financial impact of significant items on our 4Q15 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2015			
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 121.2	$ (32.1)	(1)	$ 89.1
Washington National	32.3	(1.0)	(2)	31.3
Colonial Penn	6.7	-		6.7
Adjusted EBIT from business segments	160.2	(33.1)		127.1
Corporate Operations, excluding corporate interest expense	(0.7)	(4.2)	(3)	(4.9)
Adjusted EBIT	159.5	(37.3)		122.2
Corporate interest expense	(11.3)	-		(11.3)
Operating earnings before tax	148.2	(37.3)		110.9
Tax expense on operating income	51.2	(11.6)		39.6
Net operating income *	$ 97.0	$ (25.7)		$ 71.3
Net operating income per diluted share*	$ 0.52	$ (0.14)		$ 0.38

(1) Pre-tax earnings in the Bankers Life segment included: (i) $25.8 million of favorable impacts from our comprehensive annual actuarial review including the net impact from model enhancements and changes in assumptions related to mortality, long-term interest rates and the spread earned on fixed index annuities; and (ii) the $6.3 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Washington National segment included $1.0 million of favorable impacts from our comprehensive annual actuarial review.

(3) Pre-tax earnings in the Corporate segment included a $4.2 million positive impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") used as a vehicle to fund Bankers Life's agent deferred compensation plan.

* A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 26

1Q16 Significant Items

The table below summarizes the financial impact of significant items on our 1Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2016		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 77.6	$ (7.7) (1)	$ 69.9
Washington National	26.3	-	26.3
Colonial Penn	(6.8)	-	(6.8)
Adjusted EBIT from business segments	97.1	(7.7)	89.4
Corporate Operations, excluding corporate interest expense	(8.1)	3.0 (2)	(5.1)
Adjusted EBIT	89.0	(4.7)	84.3
Corporate interest expense	(11.4)	-	(11.4)
Operating earnings before tax	77.6	(4.7)	72.9
Tax expense on operating income	28.0	(1.7)	26.3
Net operating income *	$ 49.6	$ (3.0)	$ 46.6
Net operating income per diluted share*	$ 0.27	$ (0.01)	$ 0.26

(1) Pre-tax earnings in the Bankers Life segment included the $7.7 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Corporate segment included $3.0 million of accelerated stock compensation expense releated to retirement eligible employees.

* A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017

27

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 28 The table below summarizes the financial impact of significant items on our 2Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 2Q16 Significant Items Net Operating Income: Bankers Life $ 93.3 $ (4.5) (1) $ 88.8 Washington National Colonial Penn Adjusted EBIT from business segments Corporate Operations, excluding corporate interest expense Adjusted EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 63.7 $ (2.9) $ 60.8 Net operating income per diluted share* $ 0.35 $ (0.01) $ 0.34 (1) Pre-tax earnings in the Bankers Life segment included the $4.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases. 99.4 (4.5) 94.9 35.7 (1.6) (7.0) - (7.0) 34.1 110.8 (4.5) 106.3 (11.4) - (11.4) 3.0 - 3.0 117.8 (4.5) 113.3 21.5 - 21.5 Three months ended June 30, 2016 Actual results Significant items Excluding significant items * A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 29 The table below summarizes the financial impact of significant items on our 3Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 3Q16 Significant Items Net Operating Income: Bankers Life $ 88.1 $ (5.2) (1) $ 82.9 Washington National Colonial Penn Adjusted EBIT from business segments Corporate Operations, excluding corporate interest expense Adjusted EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 64.3 $ (3.4) $ 60.9 Net operating income per diluted share* $ 0.37 $ (0.02) $ 0.35 Three months ended September 30, 2016 Actual results Significant items Excluding significant items 109.0 25.2 - 25.2 (5.2) 104.6 (11.5) - (11.5) 0.9 - 0.9 114.2 (5.2) 98.3 (5.2) 93.1 34.0 (1.8) (4.4) - (4.4) 32.2 109.8 (1) Pre-tax earnings in the Bankers Life segment included the $5.2 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases. * A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure.

4Q16 Significant Items

The table below summarizes the financial impact of significant items on our 4Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2016		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 138.9	$ (48.2) (1)	$ 90.7
Washington National	29.9	-	29.9
Colonial Penn	4.6	2.5 (2)	7.1
Long-term care in run-off	(3.9)	2.6 (3)	(1.3)
Adjusted EBIT from business segments	169.5	(43.1)	126.4
Corporate Operations, excluding corporate interest expense	(23.0)	5.5 (4)	(17.5)
Adjusted EBIT	146.5	(37.6)	108.9
Corporate interest expense	(11.5)	-	(11.5)
Operating earnings before tax	135.0	(37.6)	97.4
Tax expense on operating income	50.1	(13.5)	36.6
Net operating income *	$ 84.9	$ (24.1)	$ 60.8
Net operating income per diluted share*	$ 0.49	$ (0.14)	$ 0.35

(1) Pre-tax earnings in the Bankers Life segment included: (i) $45.8 million of favorable impacts for adjustments arising from our comprehensive annual actuarial review of assumptions, and (ii) the $2.4 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment were reduced $2.5 million related to the impact of loss recognition on a closed block of payout annuities.

(3) Pre-tax earnings in Long-term care in run-off segment were reduced by $2.6 million related to the impact of loss recognition on this closed block of long-term care business.

(4) Pre-tax earnings in the Corporate segment included a $5.5 million increase to legal reserves related to legacy business of our predecessor.

* A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 30

Quarterly Earnings

($ millions)

	4Q15	1Q16	2Q16	3Q16	4Q16
Bankers Life	$ 121.2	$ 77.6	$ 93.3	$ 88.1	$ 138.9
Washington National	32.3	26.3	21.5	25.2	29.9
Colonial Penn	6.7	(6.8)	3.0	0.9	4.6
Long-term care in run-off	-	-	-	-	(3.9)
Adjusted EBIT from business segments	160.2	97.1	117.8	114.2	169.5
Corporate operations, excluding interest expense	(0.7)	(8.1)	(7.0)	(4.4)	(23.0)
Adjusted EBIT*	159.5	89.0	110.8	109.8	146.5
Corporate interest expense	(11.3)	(11.4)	(11.4)	(11.5)	(11.5)
Operating earnings before taxes	148.2	77.6	99.4	98.3	135.0
Tax expense on period income	51.2	28.0	35.7	34.0	50.1
Net operating income	97.0	49.6	63.7	64.3	84.9
Net realized investment gains (losses), net of related amortization	(15.8)	(1.0)	12.0	11.4	(14.8)
Fair value changes in embedded derivative liabilities, net of related amortization	14.6	(29.5)	(16.5)	9.4	46.2
Fair value changes and amendment related to the agent deferred compensation plan	15.1	(6.0)	(12.3)	6.3	15.1
Loss on reinsurance transaction	-	-	-	(75.4)	-
Other	(1.8)	(0.6)	0.1	(0.7)	(0.8)
Non-operating income (loss) before taxes	12.1	(37.1)	(16.7)	(49.0)	45.7
Income tax expense (benefit):					
On non-operating income (loss)	4.3	(13.0)	(5.9)	(17.1)	16.0
Valuation allowance for deferred tax assets and other tax items	(32.5)	(20.0)	(7.0)	13.8	(119.6)
Net non-operating income (loss)	40.3	(4.1)	(3.8)	(45.7)	149.3
Net income	$ 137.3	$ 45.5	$ 59.9	$ 18.6	$ 234.2

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses); (2) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (3) fair value changes and amendment related to the agent deferred compensation plan; (4) loss on reinsurance transaction; (5) charges in the valuation allowance for deferred tax assets and other tax items; and (6) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 31

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 32 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	4Q15	1Q16	2Q16	3Q16	4Q16
Net income applicable to common stock	$ 137.3	$ 45.5	$ 59.9	$ 18.6	$ 234.2
Non-operating items:					
Net realized investment (gains) losses, net of related amortization	15.8	1.0	(12.0)	(11.4)	14.8
Fair value changes in embedded derivative liabilities, net of related amortization	(14.6)	29.5	16.5	(9.4)	(46.2)
Fair value changes and amendment related to the agent deferred compensation plan	(15.1)	6.0	12.3	(6.3)	(15.1)
Loss on reinsurance transaction	-	-	-	75.4	-
Other	1.8	0.6	(0.1)	0.7	0.8
Non-operating income (loss) before taxes	(12.1)	37.1	16.7	49.0	(45.7)
Income tax (expense) benefit:					
On non-operating (income) loss	(4.3)	13.0	5.9	17.1	(16.0)
Valuation allowance for deferred tax assets and other tax items	32.5	20.0	7.0	(13.8)	119.6
Net non-operating (income) loss	(40.3)	4.1	3.8	45.7	(149.3)
Net operating income (a non-GAAP financial measure)	$ 97.0	$ 49.6	$ 63.7	$ 64.3	$ 84.9
Per diluted share:					
Net income	$ 0.73	$ 0.25	$ 0.33	$ 0.11	$ 1.34
Net realized investment (gains) losses (net of related amortization and taxes)	0.05	-	(0.04)	(0.04)	0.06
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.05)	0.11	0.06	(0.04)	(0.17)
Fair value changes and amendment related to the agent deferred compensation plan (net of taxes)	(0.05)	0.02	0.04	(0.02)	(0.06)
Valuation allowance for deferred tax assets and other tax items	(0.17)	(0.11)	(0.04)	0.08	(0.68)
Loss on reinsurance transaction (net of taxes)	-	-	-	0.28	-
Other	0.01	-	-	-	-
Net operating income (a non-GAAP financial measure)	$ 0.52	$ 0.27	$ 0.35	$ 0.37	$ 0.49

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 33

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 34 4Q15 1Q16 2Q16 3Q16 4Q16 Operating income 97.0$ 49.6$ 63.7$ 64.3$ 84.9$ Weighted average shares outstanding for basic earnings per share 185,608 180,350 178,323 174,247 173,634 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,342 1,778 1,944 1,476 1,539 Weighted average shares outstanding for diluted earnings per share 187,951 182,128 180,267 175,723 175,173 Net operating income per diluted share 0.52$ 0.27$ 0.35$ 0.37$ 0.49$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	4Q15	1Q16	2Q16	3Q16	4Q16
Total shareholders' equity	$ 4,138.5	$ 4,226.6	$ 4,456.2	$ 4,493.8	$ 4,486.9
Shares outstanding for the period	184,028,511	179,098,447	176,240,559	173,543,965	173,753,614
Book value per share	$ 22.49	$ 23.60	$ 25.28	$ 25.89	$ 25.82
Total shareholders' equity	$ 4,138.5	$ 4,226.6	$ 4,456.2	$ 4,493.8	$ 4,486.9
Less accumulated other comprehensive income	(402.8)	(540.5)	(777.8)	(855.5)	(622.4)
Adjusted shareholders' equity excluding AOCI	$ 3,735.7	$ 3,686.1	$ 3,678.4	$ 3,638.3	$ 3,864.5
Shares outstanding for the period	184,028,511	179,098,447	176,240,559	173,543,965	173,753,614
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	2,311,877	1,803,822	1,744,508	1,349,207	1,721,878
Diluted shares outstanding	186,340,388	180,902,269	177,985,067	174,893,172	175,475,492
Book value per diluted share (a non-GAAP financial measure)	$ 20.05	$ 20.38	$ 20.67	$ 20.80	$ 22.02

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017

35

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. The interest-adjusted benefit ratio excluding the impact of rate increases eliminates the release of reserves due to the impact of policyholder actions following rate increases.

(Dollars in millions)

	4Q15	1Q16	2Q16	3Q16	4Q16
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 118.6	$ 118.5	$ 118.3	$ 116.6	$ 117.8
Benefit ratio before imputed interest income on reserves	137.1%	132.9%	134.7%	137.7%	134.7%
Interest-adjusted benefit ratio	79.6%	75.3%	77.9%	77.7%	76.0%
Interest-adjusted benefit ratio, exluding the impact of reserve releases due to rate increases	85.5%	82.4%	82.1%	82.6%	78.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 24.2	$ 29.3	$ 26.2	$ 26.0	$ 28.3
Adjusted underwriting margin (excluding the impact of reserve releases due to rate increases)	17.2	20.9	21.1	20.3	25.6
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 138.0	$ 139.2	$ 140.9	$ 141.5	$ 144.0
Benefit ratio before imputed interest income on reserves	81.8%	81.2%	85.7%	84.0%	81.0%
Interest-adjusted benefit ratio	57.5%	57.7%	61.6%	59.8%	57.0%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 58.6	$ 58.9	$ 54.0	$ 56.9	$ 62.0

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017

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CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 37 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of equity in earnings of certain non- strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 38 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 4Q15 1Q16 2Q16 3Q16 4Q16 Operating income 274.7$ 264.2$ 267.1$ 274.6$ 262.5$ Operating income, excluding significant items 262.3$ 248.8$ 243.0$ 239.6$ 229.1$ Net Income 270.7$ 263.4$ 276.5$ 261.3$ 358.2$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,992.3$ 2,981.7$ 2,977.9$ 2,991.1$ 3,026.5$ Average common shareholders' equity 4,425.5$ 4,290.9$ 4,236.6$ 4,288.4$ 4,372.3$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 9.2% 8.9% 9.0% 9.2% 8.7% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.8% 8.3% 8.2% 8.0% 7.6% Return on equity 6.1% 6.1% 6.5% 6.1% 8.2% Trailing Twelve Months Ended (Continued on next page)

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 39 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Net Operating Net Operating income, income, excluding Net excluding significant income - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income four quarters 1Q15 60.1$ -$ 60.1$ 270.6$ 52.8$ 332.2$ 2Q15 60.8 5.8 66.6 265.9 46.8 300.9 3Q15 56.8 7.5 64.3 260.7 33.8 217.3 4Q15 97.0 (25.7) 71.3 262.3 137.3 270.7 1Q16 49.6 (3.0) 46.6 248.8 45.5 263.4 2Q16 63.7 (2.9) 60.8 243.0 59.9 276.5 3Q16 64.3 (3.4) 60.9 239.6 18.6 261.3 4Q16 84.9 (24.1) 60.8 229.1 234.2 358.2 (a) - The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 40 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 4Q15 1Q16 2Q16 3Q16 4Q16 Pretax operating earnings (a non-GAAP financial measure) 422.8$ 407.4$ 413.0$ 423.5$ 410.3$ Income tax (expense) benefit (148.1) (143.2) (145.9) (148.9) (147.8) Operating return 274.7 264.2 267.1 274.6 262.5 Non-operating items: Net realized investment gains (losses), net of related amortization (36.1) (46.2) (23.8) 6.6 7.6 Fair value changes in embedded derivative liabilities, net of related amortization 11.9 (4.9) (47.1) (22.0) 9.6 Fair value changes and amendment related to the agent deferred compensation plan 15.1 9.1 (3.2) 3.1 3.1 Loss on reinsurance transaction - - - (75.4) (75.4) Loss on extinguishment of debt (32.8) (32.8) - - - Other (13.2) (6.7) (3.0) (3.0) (2.0) Non-operating income (loss) before taxes (55.1) (81.5) (77.1) (90.7) (57.1) Income tax expense (benefit): On non-operating income (loss) (18.6) (28.2) (27.0) (31.7) (20.0) Valuation allowance for deferred tax assets and other tax items (32.5) (52.5) (59.5) (45.7) (132.8) Net non-operating income (loss) (4.0) (0.8) 9.4 (13.3) 95.7 Net income 270.7$ 263.4$ 276.5$ 261.3$ 358.2$ Twelve Months Ended (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q14	2Q14	3Q14	4Q14
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,996.0	$ 3,032.6	$ 3,028.0	$ 3,045.3
Net operating loss carryforwards	948.0	885.6	834.7	817.6
Accumulated other comprehensive income	766.2	926.1	859.3	825.3
Common shareholders' equity	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2
	1Q15	2Q15	3Q15	4Q15
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,026.1	$ 2,989.7	$ 2,924.9	$ 3,011.6
Net operating loss carryforwards	793.3	769.5	735.7	724.1
Accumulated other comprehensive income	934.2	605.0	510.4	402.8
Common shareholders' equity	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5
	1Q16	2Q16	3Q16	4Q16
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,975.3	$ 3,010.1	$ 3,010.1	$ 3,209.5
Net operating loss carryforwards	710.8	668.3	628.2	655.0
Accumulated other comprehensive income	540.5	777.8	855.5	622.4
Common shareholders' equity	$ 4,226.6	$ 4,456.2	$ 4,493.8	$ 4,486.9

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CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 42 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 4Q15 1Q16 2Q16 3Q16 4Q16 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,992.3$ 2,981.7$ 2,977.9$ 2,991.1$ 3,026.5$ Net operating loss carryforwards 767.3 745.3 722.4 696.3 674.2 Accumulated other comprehensive income 665.9 563.9 536.3 601.0 671.6 Common shareholders' equity 4,425.5$ 4,290.9$ 4,236.6$ 4,288.4$ 4,372.3$ Trailing Four Quarter Average

CNO Financial Group | Fourth Quarter 2016 Earnings | February 8, 2017 43 Information Related to Certain Non-GAAP Financial Measures 4Q15 1Q16 2Q16 3Q16 4Q16 Corporate notes payable 911.1$ 911.5$ 912.0$ 912.5$ 912.9$ Total shareholders' equity 4,138.5 4,226.6 4,456.2 4,493.8 4,486.9 Total capital 5,049.6$ 5,138.1$ 5,368.2$ 5,406.3$ 5,399.8$ orporat debt to capital 18.0% 17.7% 17.0% 16.9% 16.9% Corporate notes payable 911.1$ 911.5$ 912.0$ 912.5$ 912.9$ Total shareholders' equity 4,138.5 4,226.6 4,456.2 4,493.8 4,486.9 Less accumulated other comprehensive income (402.8) (540.5) (777.8) (855.5) (622.4) Total capital 4,646.8$ 4,597.6$ 4,590.4$ 4,550.8$ 4,777.4$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 19.6% 19.8% 19.9% 20.1% 19.1% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):